Dryden Municipal Series Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								April 28, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Municipal Series Fund
       File No. 811-4023


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for Dryden Municipal Series Fund for the six-month period ended February 28, 2006. The Form N-SAR was filed using the EDGAR system.



Very truly yours,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of April 2006.


DRYDEN MUNICIPAL SERIES FUND




Witness: /s/ Jeanne Mauritzen				     By:/s/ Jonathan D.Shain
   Jeanne Mauritzen		  	      		     Jonathan D.Shain
   						     	     Assistant Secretary